Exhibit 10.2: SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of __________ __, 2009, by and among CrowdGather, Inc., a Nevada corporation (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6), Regulation D (“Regulation D”), and/or Regulation S (“Regulation S”), as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase units of the Company’s securities, consisting of 8% Secured Straight Convertible Debentures substantially in the form attached hereto as Exhibit A (1), Exhibit A (2) (the “Debentures”) and common stock purchase warrants substantially in the form attached hereto as Exhibit B (the “Warrants,” with the Debentures, the “Units”) through the conversions of outstanding principal and accrued interest in various obligations (collectively, the “Promissory Obligations”) owed by the Company to one or more of the Subscribers in the aggregate amount of approximately $1,075,000 (following the repayment of $150,000 in principal thereof), all as more particularly set forth on the signature page hereto and on the signature pages of other Subscribers similarly situated (such conversion amounts referred to hereinafter in the aggregate as the “Purchase Price”);

NOW, THEREFORE, in consideration of these presents and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscribers hereby agree as follows:

1.           Closing Date.  The initial “Closing Date” shall be the same date as not less than approximately $1,300,000 of new funds representing the cash purchase price of a concurrent private placement of Units is transmitted by wire transfer or otherwise credited to or for the benefit of the Company.  The initial “Closing” of the transactions contemplated herein shall take place concurrently therewith at the offices of Baker & Hostetler llp, 600 Anton Blvd., Suite 900, Costa Mesa, California 92626, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase, and the Company shall sell to each Subscriber, a Debenture in the initial principal amount as is set forth next to such Subscriber’s name on its respective Subscription Agreement.  In connection therewith, the Company shall grant to the Subscriber a Warrant for the purchase of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in an amount set forth next to such Subscriber’s name on its respective Subscription Agreement.

2.           The Subscribers’ Conditions to the Initial  Closing.  Each of the following shall have occurred prior to or contemporaneously with the initial Closing, unless otherwise waived in writing by each Subscriber who has tendered a Subscription Agreement for the Initial Closing:

(a)           Not less than approximately $1,300,000 in new funds shall have been received by or for the credit of the Company in connection with its sale of Units on substantially the same terms and conditions as those set forth herein, subject to any previously extant placement pricing rights in favor of such converting Subscribers;

(b)           The Lock-up Agreements, as amended, substantially in the form attached hereto as Exhibit D, shall have been executed and delivered to the Company by those persons listed on Schedule 2(b); and

(c)           The repayment by the Company of  $150,000 in principal under the Promissory Obligations.

3.           Waiver of Provisions Contained in the Promissory Obligations that are Inconsistent with the Provisions Hereof.  Each Subscriber and the Company hereby acknowledge and agree that certain of the Company’s obligations contained in one or more documents evidencing the Promissory Obligations shall be waived in full in connection with the sale and issuance of the Units to the Subscribers herein, such that, upon the Closing, all extant obligations of the Company and of each Subscriber in respect of such Promissory Obligations or hereof, including, but not limited to, the Company’s contingent obligations to grant equity purchase warrants to the Subscribers in connection with their previous advance of funds to the Company and the Company’s execution of documents evidencing each of the Promissory Obligations, shall hereby be deemed to be waived in full, superseded hereby, and void, such that each term and condition of each of the parties’ respective obligations to the other in connection with the transactions contemplated by the Promissory Obligations and hereby shall be merged into this Agreement and each other agreement to be executed by the parties contemporaneously herewith.

4.           The Subscriber’s Representations and Warranties.  Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

(a)           Organization and Standing of the Subscribers.  If such Subscriber is an entity, such Subscriber is a corporation, partnership, or other entity duly incorporated or organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.  Such Subscriber has the requisite power and authority to enter into and perform this Agreement.  The execution, delivery, and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its board of directors, stockholders, partners, members, or managers, as the case may be, is required.  This Agreement has been duly authorized, executed, and delivered by such Subscriber and constitutes a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms hereof.

(c)           No Conflicts.  The execution, delivery, and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of any agreement, indenture, or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults, and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber).  Such Subscriber is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver, or perform any of its obligations under this Agreement or to purchase the Units in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Information on Company.   Such Subscriber has had access to the EDGAR Website of the Commission to the periodic reports that the Company has filed with the Commission that are available at the EDGAR website (collectively, the “SEC Reports”).

(e)           Information on Subscriber.  Such Subscriber is an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax, and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Subscriber has the authority and is duly and legally qualified to purchase and own the Units and their component parts and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding such Subscriber is accurate.

(f)           Purchase of the Units.  On the Closing Date, such Subscriber will purchase the Units as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof or of any of their component parts.

(g)           Compliance with Securities Laws.  Such Subscriber understands and agrees that the Units and their component parts have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of such Subscriber contained herein), and that such Debentures and Warrants, and the underlying shares of Common Stock must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  Such Subscriber will comply with all applicable rules and regulations in connection with the sales of the Units, their component parts, and the underlying shares of Common Stock.

(h)           Securities Legend.  The Debentures, the Warrants, and the underlying shares of Common Stock  shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATE-MENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(i)           Communication of Offer.  The offer to sell the Units was directly communicated to such Subscriber by the Company.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(j)           Authority; Enforceability.  This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed, and delivered by such Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and such Subscriber has full power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by such Subscriber relating hereto.

(k)           Restricted Securities.  Such Subscriber understands that the Units, their component parts, and the underlying shares of Common Stock, have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate, or otherwise transfer any of the Units, their component parts, or the underlying shares of Common Stock unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Units and their component parts to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by, or under direct or indirect common control with such person or entity.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

(l)           No Governmental Review.  Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Units and their component parts or the suitability of the investment in the Units nor have such authorities passed upon or endorsed the merits of the offering of the Units.

(m)         Correctness of Representations.  Such Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

5.            Company Representations and Warranties.  The Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of Nevada and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes hereof, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties, or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture, or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture, or other entity, the beneficial interest in such trust, estate, association, or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.  The Subsidiaries as of the Closing Date are set forth on Schedule 5(a).

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement has been duly authorized, executed, and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder.

(d)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body, or arbitrator having jurisdiction over the Company, Subsidiaries, or any of their Affiliates, the OTC Bulletin Board (“Bulletin Board”), or the Company’s stockholders is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder, including, without limitation, the issuance and sale of the Units.

(e)           No Violation or Conflict.  Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Units nor the performance of the Company’s obligations hereunder or thereunder by the Company will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Articles of Incorporation, charter, or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, or (C) the terms of any bond, debenture, note, or any other evidence of indebtedness, or any agreement, stock option, or other similar plan, indenture, lease, mortgage, deed of trust, or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject; or

(ii)           result in the creation or imposition of any lien, charge, or encumbrance upon the Units or any of the assets of the Company or any of its Affiliates except as described herein or therein; or

(iii)           result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company.

(f)           The Underlying Common Stock.  The shares of Common Stock underlying the Debentures and the Warrants, upon issuance in accordance with the terms and conditions of the Debentures and the Warrants:

(i)           will be free and clear of any security interests, liens, claims, or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been  duly and validly authorized and, on the date of issuance thereof will be duly and validly issued, fully paid and non-assessable;

(iii)          will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv)          will not subject the holders thereof to personal liability solely by reason of being such holders; and

(v)           assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(g)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations hereunder.  There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of their Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(h)           No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock underlying the Debentures and the Warrants or to affect the price at which such underlying shares may be issued or resold.

(i)           Information Concerning Company.  The SEC Reports, including the exhibits and financial statements included therewith contain all material information relating to the Company and its operations and financial condition as of their respective dates, which information is required to be disclosed therein.  The SEC Reports, including the exhibits and financial statements included therewith, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

(j)           No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, have directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Units pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board that would impair the exemptions relied upon in this Offering or the Company’s ability to comply timely with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Units to be integrated with other offerings that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Units that would impair the exemptions relied upon in connection with the offer and sale of the Units or the Company’s ability to timely comply with its obligations hereunder.

(k)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Units.

(l)           No Undisclosed Events or Circumstances.  Since the date of the most recent audited financial statements of the Company contained in the SEC Reports, no event or circumstance has occurred or exists with respect to the Company or its business, properties, operations, or financial condition, that, under applicable law, rule, or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Reports.

(m)           Dilution.  The Company’s executive officers and directors understand the nature of the Units being sold hereby and recognize that the issuance of the Common Stock underlying the Debentures and the Warrants will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Units is in the best interests of the Company.

(n)           Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has its class of Common Stock registered pursuant to Section 12(g) of the Exchange Act.  Pursuant to the provisions of the Exchange Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(o)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date in which case such representation or warranty shall be true as of such date.

(p)           Potential Cancellation of Certain Affiliate Shares.  Upon the conversion of not less than $2,000,000 in initial principal amount of Debentures (whether issued by the Company in connection with the conversion of Promissory Obligations or in connection with the new funds representing the cash purchase price of a concurrent private placement of Units as referenced in paragraph 1, above, or both), in either case in accordance with the terms hereof and thereof, the Company’s president, or an Affiliate thereof, shall tender to the Company’s treasury, for nominal value and for cancellation, 5,000,000 shares of Common Stock, which nominal value the Company and each Subscriber hereby acknowledge and agree shall neither be deemed (i) to be the value of Common Stock underlying the Debentures or the Warrants or any indicium of the value  of the Units or their component parts or (ii) or the value of the Common Stock in any future offering thereof by the Company, but rather such nominal value is to be utilized solely to facilitate the terms of this offering and to minimize the equity dilution that otherwise might be suffered by the Company’s other stockholders.

6.           Regulation D Offering; Regulation S Offering.  The offer and issuance of the Units and their component parts to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  If the undersigned is not a U.S. Person, the offer or sale of the Units and their component parts was made in an “offshore transaction,” as that term is defined in Rule 902(h), as promulgated under the 1933 Act.

7.           Broker’s Commission.  No broker or finder has acted for either the Company or the undersigned Subscriber in connection with the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements, or understandings made by or on behalf of either party hereto.

8.           Reserved.

9.           Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders.  The Company will advise the Subscribers, within 24 hours after it receives notice of issuance by the Commission, any state securities commission, or any other regulatory authority, of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)           Use of Proceeds.  The proceeds of the Offering will be employed by the Company as described on Schedule 9(b).

(c)           Non-Public Information.  The Company covenants and agrees that except for the SEC Reports and exhibits and schedules to this Agreement, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information.  The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

10.           Covenants of the Company Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse, and defend the Subscribers, the Subscribers’ officers, directors, agents, Affiliates, members, managers, control persons, and principal stockholders, against any claim, cost, expense, liability, obligation, loss, or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person that results, arises out of, or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b)           Promptly after receipt by Subscriber of notice of the commencement of any action, Subscriber shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing thereof, but the omission so to notify the Company shall not relieve it from any liability that it may have to the Subscriber other than under this Section 10(b) and shall only relieve it from any liability that it may have to such Subscriber under this Section 10(b), except and only if and to the extent the Company is prejudiced by such omission. In case any such action shall be brought against the Subscriber and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Subscriber, and, after notice from the Company to such Subscriber of its election so to assume and undertake the defense thereof, the Company shall not be liable to such Subscriber under this Section 10(b) for any legal expenses subsequently incurred by such Subscriber in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the Subscriber and the Company and the Company shall have reasonably concluded that there may be reasonable defenses available to such Subscriber that are different from or additional to those available to the Company or, if the interests of the Subscriber reasonably may be deemed to conflict with the interests of each other, the Subscriber and the Company, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the Subscriber and Company, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Company as incurred.

11.           Subscriber Questionnaire.  Each Subscriber shall answer the questions set forth in the Subscriber Questionnaire (“Subscriber Questionnaire”) in the form attached as Exhibit C and deliver such completed Subscriber Questionnaire to the Company on or prior to the Closing Date.  The Subscriber represents that the information provided therein shall be true and correct as of the Closing Date and the date such Subscriber Questionnaire is delivered to the Company.

12.           Reserved.

13.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:  (i) if to the Company, to:  CrowdGather, Inc., 20300 Ventura Blvd., Suite 330, Woodland Hills, California 91364, attention:  Sanjay Sabnani, CEO, with a copy by facsimile only to:  Baker & Hostetler llp, 600 Anton Blvd., Suite 900, Costa Mesa, California 92626, Attention:  Randolf W. Katz, Esq., facsimile: (714) 754-6611 and (ii) if to the Subscriber, to:  the one or more addresses and facsimile numbers indicated on the signature pages hereto.

(b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the affected Subscriber and as described in Section 13(h).  Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.  No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the state of Nevada.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Independent Nature of Subscribers.  The Company acknowledges that the obligations of each Subscriber hereunder are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber hereunder.  The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase the Units has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements, or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise), or prospects of the Company that may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements, or opinions.  The Company acknowledges that nothing contained herein, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.  The Company acknowledges that each Subscriber shall be entitled to protect and enforce its rights independently, including without limitation, the rights arising herein, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and form of Subscription Agreement for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect hereto in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect hereto or the transactions contemplated hereby.

(g)           Consent.  As used in the Agreement, “consent of the Subscribers” or similar language means the consent of holders (the “Required Holders”) of not less than 51% of the principal amount of the Debentures owed by the Company on the date consent is requested and, if the Debentures have been paid or converted in full, then of not less than 51% of the Common Stock underlying any unexercised Warrants held by the Subscribers on the date consent is requested.

(h)           Equal Treatment.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision hereof unless the same consideration is also offered and paid to all of the Subscribers and their respective, permitted successors and assigns.

(i)           Calendar Days.  All references to “days” herein shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in Nevada.  Any deadline that falls on a non-business day herein shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(j)           Captions; Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge, or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, and a government or any department or agency thereof.

(k)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal, or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)           Successor Laws.  References herein to laws, rules, regulations, and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations, and forms.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CrowdGather, Inc. a Nevada corporation

By:
Sanjay Sabnani, CEO

Dated: _________________, 2009

SUBSCRIBER	INITIAL PRINCIPAL AMOUNT OF DEBENTURES (AGGREGATE (CONVERSION)	NUMBER OF WARRANTS

Name of Subscriber:
______________________________________

Address:
______________________________________
______________________________________

Fax No.: _______________________________

Email address (not for notice purposes):
______________________________________

Social Security Number or Taxpayer ID# (if applicable):
______________________________________

Jurisdiction of organization (for entities):
______________________________________
______________________________________

By:___________________________________
Name:
Title:__________________________________

	$532,500.00 $541,783.00	332,812.00 338,614.00
Total:	$1,074,283.00	671,426.00